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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 24, 2004


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)

           DELAWARE                      000-26091              52-2135448
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)

          110 TURNPIKE ROAD, SUITE 203
           WESTBOROUGH, MASSACHUSETTS                         01581
    (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code:  (508) 871-7046


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01  REGULATION FD DISCLOSURE.

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company ("Northern Border Pipeline"). The remaining 70% is owned by Northern Border Partners, L.P. ("Northern Border Partners"), a publicly traded limited partnership controlled by affiliates of Enron Corp. ("Enron"). Two of Northern Border Partners' general partners, Northern Plains Natural Gas Company and Pan Border Gas Company, are owned by CrossCountry Energy, LLC, a wholly-owned subsidiary of Enron.

On August 24, 2004, Northern Border Pipeline issued a press release, which is attached as Exhibit 99.1 announcing that in response to its posting of firm transportation capacity available on its pipeline system on November 1, 2004, it has received binding commitments from several companies for an aggregate of 431 million cubic feet per day of transportation capacity, predominantly for terms of five to six months.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

99.1     Northern Border Pipeline Company's News Release dated August 24, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TC PipeLines, LP
                                        By: TC PipeLines GP, Inc.,
                                        its general partner

Date: August 24, 2004                   By:  /s/ RONALD J. TURNER
                                           -------------------------------------
                                           Ronald J. Turner
                                           President and Chief Executive Officer